March 24, 2000





Kanakaris Communications, Inc.
3303 Harbor Boulevard, Suite F-3
Costa Mesa, California  92629

               Re: Registration Statement on Form SB-2 re 2,568,046 Shares of Common Stock (Registration No. 333-31748)
                    ----------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Kanakaris Communications, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement to which this opinion is an Exhibit (the "Registration Statement") with respect to the offer and sale of up to an aggregate of 2,568,046 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), 2,268,046 of which Shares (the "Debenture Shares") are issuable upon conversion of the Company's 10% Convertible Debentures due February 1, 2001 and as payment of interest thereunder (the "Debentures"), and 300,000 of which Shares (the "Warrant Shares") are issuable upon exercise of Stock Purchase Warrants (the "Warrants"), all as described in the Registration Statement, by the holders thereof (the "Selling Security Holders").

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copied documents, and, except with respect to the Company, that all individuals executing and delivering such documents were duly authorized to do so.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that the Shares to be issued upon conversion of the Debentures and upon exercise of the Warrants have been duly authorized and reserved and, when issued upon conversion of each of the Debentures and upon exercise of each of the Warrants in accordance with their respective terms, including payment of the applicable conversion or exercise price, will be validly issued, fully paid and non-assessable.

Kanakaris Communications, Inc.
March 24, 2000
Page 2



         You have informed us that the Selling Security Holders may sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws of the State of California, Chapter 78 of the Nevada Revised Statutes and federal law as in effect on the date hereof, exclusive of state securities and blue sky laws, rules and regulations, and to all facts as they presently exist.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.


                                                     Very truly yours,

                                                     /S/ RUTAN & TUCKER, LLP